UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2019

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 3, 2019, Armada Hoffler Properties, Inc. (the “Company”), as parent guarantor, and Armada Hoffler, L.P., the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Regions Bank and PNC Bank, National Association, as Syndication Agents, BofA Securities, Inc., Regions Capital Markets and PNC Capital Markets LLC as Joint Lead Arrangers, and BofA Securities, Inc., as Sole Bookrunner, and the other lenders party thereto. The Credit Agreement provides for a $150.0 million senior unsecured revolving credit facility (the “Revolving Credit Facility”) and a $205.0 senior unsecured term loan credit facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facility”). The Credit Facility replaces the Operating Partnership’s prior $150.0 million revolving credit facility, which was scheduled to mature on October 26, 2021, and its prior $205.0 million term loan facility, which was scheduled to mature on October 26, 2022. The Operating Partnership intends to use future borrowings under the Credit Facility for general corporate purposes, including funding acquisitions, mezzanine lending and development and redevelopment of properties in the Company’s portfolio and for working capital. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement.
The Revolving Credit Facility has a scheduled maturity date of January 24, 2024, with two six-month extension options, subject to certain conditions, including payment of a 0.075% extension fee at each extension. The Term Loan Facility has a scheduled maturity date of January 24, 2025. The Credit Facility includes an accordion feature that allows the total commitments to be increased to $700.0 million, subject to certain conditions, including obtaining commitments from any one or more lenders.
The Revolving Credit Facility bears interest at LIBOR plus a margin ranging from 1.30% to 1.85% and the Term Loan Facility bears interest at LIBOR plus a margin ranging from 1.25% to 1.80%, in each case depending on the Operating Partnership’s total leverage. The Operating Partnership is also obligated to pay an unused commitment fee of 15 or 25 basis points on the unused portions of the commitments under the Revolving Credit Facility, depending on the amount of borrowings under the Revolving Credit Facility. If the Operating Partnership attains investment grade credit ratings from S&P or Moody’s, it may elect to have borrowings become subject to interest rates based on those credit ratings.
The Operating Partnership is the borrower under the Credit Facility, and its obligations under the Credit Facility are guaranteed by the Company and, pursuant to a Second Amended and Restated Subsidiary Guaranty Agreement (the “Guaranty Agreement”), certain of its subsidiaries.
The Credit Agreement contains customary representations and warranties and financial and other affirmative and negative covenants. The Operating Partnership’s ability to borrow under the Credit Facility is subject to ongoing compliance by the Company and the Operating Partnership with a number of financial covenants, affirmative covenants and other restrictions, including the following:

•
Total Leverage Ratio of not more than 60% (or 65% for the two consecutive quarters following any acquisition with a purchase price of at least up to $100.0 million, but only up to two times during the term of the credit facility);

•	Ratio of Adjusted EBITDA to Fixed Charges of not less than 1.50 to 1.0;

•	Tangible Net Worth of not less than the sum of (i) $567.1 million and (ii) an amount equal to 75% of the net equity proceeds received by the Company after June 30, 2019;

•	Ratio of Secured Indebtedness to Total Asset Value of not more than 40%;

•	Ratio of Secured Recourse Debt to Total Asset Value of not more than 20%;

•
Total Unsecured Leverage Ratio of not more than 60% (or 65% for the two consecutive quarters following any acquisition with a purchase price of at least $100.0 million, but only up to two times during the term of the Credit Facility);

•	Unencumbered Interest Coverage Ratio of not less than 1.75 to 1.0;

•	Maintenance of a minimum of at least 15 Unencumbered Properties with an Unencumbered Asset Value of not less than $300.0 million at any time; and

•	Minimum Occupancy Rate for all unencumbered properties of not less than 80% at any time.

The Credit Agreement limits the Company’s ability to pay cash dividends. However, so long as no default or event of default exists, the Credit Agreement allows the Company to pay cash dividends with respect to any 12-month period in an amount not to exceed an amount equal to the greater of: (i) 95% of Adjusted Funds from Operations and (ii) the aggregate amount of Restricted Payments required to be made by the Company to (a) maintain its status as a REIT and (b) avoid federal or state income or excise tax under the Internal Revenue Code of 1986, as amended. If certain defaults or events of default exist, the Company may pay cash dividends with respect to any 12-month period to the extent necessary to maintain its status as a REIT. The Credit Agreement also restricts the amount of capital that the Company can invest in specific categories of assets, such as unimproved land holdings, development properties, notes receivable, mortgages, mezzanine loans and unconsolidated affiliates, and restricts the amount of stock and operating partnership units that the Company and the Operating Partnership may repurchase during the term of the Credit Facility.

The Operating Partnership may, at any time, voluntarily prepay any loan under the Credit Facility in whole or in part without premium or penalty.

The Credit Agreement includes customary events of default, in certain cases subject to customary periods to cure. The occurrence of an event of default, following the applicable cure period, would permit the lenders to, among other things, declare the unpaid principal, accrued and unpaid interest and all other amounts payable under the Credit Facility to be immediately due and payable.

The foregoing summary of the Credit Agreement and the Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Guaranty Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Second Amended and Restated Credit Agreement, dated October 3, 2019, among Armada Hoffler, L.P., as Borrower, Armada Hoffler Properties, Inc., as Parent, Bank of America, N.A., as Administrative Agent, and the other agents and Lenders party thereto.

10.2
Second Amended and Restated Guaranty Agreement, dated October 3, 2019, among certain subsidiaries of Armada Hoffler, L.P. named therein for the benefit of the Administrative Agent and the Lenders named in the Second Amended and Restated Credit Agreement.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: October 9, 2019	By:	/s/ Michael P. O’Hara
Michael P. O’Hara
Chief Financial Officer, Treasurer and Secretary